EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 7, 1996 included in Thermo Cardiosystems Inc.'s Form 10-K for the year ended December 30, 1995 and to all references to our Firm included in this registration statement.



        ARTHUR ANDERSEN LLP

        Boston, Massachusetts
        June 7, 1996